InnovExplo – Consulting Firm, Mines & Exploration
560-B, 3rd Avenue, Val-d'Or, Québec, Canada, J9P 1S4
Telephone: (819) 874-0447
Facsimile: (819) 874-0379
Toll-free: 1-866-749-8140
Email: info@innovexplo.com
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M45 MINING RESOURCES INC.

TECHNICAL REPORT ON THE WEST WIND PROPERTY (according to Regulation 43-101 and Form 43-101F1)

Project Location

Daniel, Cavelier Townships
Province of Quebec, Canada
(NTS: 32F/12 and 32F/13)
UTM 293,589 mE, 5,512,924 mN)
Nad83 Zone 18

Prepared for

M45 Mining Resources Inc.
1212 Redpath Crescent, Suite 401
Montreal (Quebec) H3G 2K1

Prepared by:

Bruno Turcotte, M. Sc., P. Geo (OGQ no.453)
InnovExplo – Consulting Firm
Val-d'Or (Québec)
E-mail: bruno.turcotte@innovexplo.com

Alain Carrier, M. Sc., P. Geo (OGQ no.281)
InnovExplo – Consulting Firm
Val-d'Or (Québec)
E-mail: alain.carrier@innovexplo.com

June 8th, 2007

TABLE OF CONTENTS

LIST OF FIGURES

LIST OF TABLES

LIST OF APPENDICES

1.0 SUMMARY *(Item 3)*

InnovExplo was mandated in March 2007 by Jean-Claude Dentinger, representative of M45 Mining Resources Inc., to complete an evaluation of the project and a Technical Report in compliance with Regulation 43-101 and Form 43-101F1 on the West Wind property situated in Matagami, Québec, Canada. M45 Mining Resources Inc. is an American mining exploration company and is dually quoted on the Pink Sheets Stock Exchange and OTC Bulletin Board (Other OTC BB:MRES.OB). InnovExplo is an independent Consulting Firm in Mines and Exploration based in Val-d'Or (Québec).

The main author, Bruno Turcotte, M.Sc., P.Geo., completed the report and reviewed previous surveys, data and all relevant information that were judged adequate and reliable. The report was prepared under the supervision of Alain Carrier, M.Sc., P.Geo. The authors, Bruno Turcotte, M.Sc., P.Geo., and Alain Carrier, M.Sc., P.Geo., are Qualified and Independent Persons as defined by Regulation 43-101. Bruno Turcotte and Pierre E. Gauthier, both from InnovExplo, carried out a site visit on the West Wind property on April 26, 2007. The authors have fully researched and documented the conclusions and recommendations made in this report.

The West Wind property is located 17 km west of the town of Matagami, Québec, in NTS map sheets 32F/12 and 32F/13. The project is located in Cavelier and Daniel Townships approximately 250 km north of the town of Val-d'Or, Québec. The approximate geographic centre of the studied area is at longitude 293,589mE and latitude 5,512,924mN (UTM coordinate, NAD83, Zone 18).

The West Wind property owned by M45 Mining Resources Inc. (formerly known as Quantitative Method Corporation) represents an area of 1,368.35 hectares (61 claims). In GESTIM, sixty-one (61) mining titles (51 claims for 811.19 hectares and 10 cells for 557.16 hectares totalling 1,368.35 hectares) are registered 100% to Quantitative Methods Corporation. According to Jean-Claude Dentinger, representative of M45 Mining Resources Inc., all these mining titles are without any royalties attached.

On the West Wind property, thirty-two (39) other mining titles (15 cells for 835.5 hectares and 24 claims for 363.37 hectares totalling 1198.87 hectares) are owned HE-5 Resources Corporation. In GESTIM, thirty-two (32) mining titles (24 claims for 363.37 hectares and 8 cells for 445.6 hectares totalling 808.97 hectares) are registered 100% to Ressources Minières Andreane inc. and seven (7) cells (389.9 hectares) are currently registered 100% to Marcel Roy. According to Jean-Claude Dentinger, also representative of HE-5 Resources Corporation, all these mining titles are presently under transfer to HE-5 Resources Corporation without any royalties attached.

There is no known land claim or ownership dispute with the West Wind property. It should be noted that the West Wind property has two owners (M45 Mining Resources Inc. and HE-5 Resources Corporation). According to Jean-Claude Dentinger, also representative of HE-5 Resources Corporation, exploration programs on the West Wind property may be jointly conducted with HE-5 Resources Corporation. One claim was still pending at the time of this report.

Minor constraints to exploration are specified for some areas on the property on GESTIM map. These constraints are related to potential development of the Soscumica-Matagami reservoir by Hydro-Quebec. Mining exploration is allowed under specific conditions since there is still no

development hydroelectric project announced by Hydro-Quebec in the Soscumica-Matagami reservoir.

The West Wind property is located within the northernmost volcanic sequence of the Abitibi greenstone belt. The geological units from the West Wind property belong to Polycyclic Volcanic Segment of the Northern Volcanic Zone, adjacent to the Matagami mining camp. The Matagami mining camp is a significant base metal producer in the northern Abitibi greenstone belt. The volcanic rocks have undergone mainly greenschist facies metamorphism and are folded by the Galinée anticline. The basal Watson Lake Group consists of predominantly felsic volcanic rocks whereas the overlying Wabassee Group consists of mafic volcanic rocks (Sharpe, 1968). The lower part of the Watson Lake Group is cut by the River Bell Complex, a layered gabbroic intrusion that occupies the core of the Galinée anticline. The main marker horizon (Key Tuffite) for massive sulphides deposits in the Matagami is located at the contact between the Watson Lake and Wabassee groups. The Key Tuffite is a 1-metre thick tuffaceous exhalite unit composed of chert, sulfides, and very fine grained felsic tuff and contains an average of 1.4% Zn, 0.1% Cu and anomalous Pb, Co, Ni and Cr (Davidson, 1997).

The main exploration target on the West Wind property is Archean volcanogenic massive sulphide (VMS) deposit. The Matagami mining camp, located east of the West Wind property, hosts ten (10) VMS deposits that were mined and one (1) VMS deposit at a pre-production stage (Perseverance deposit). The Matagami mining camp is an important base metal producer in the northern Abitibi greenstone belt. The massive sulfides lenses in the Matagami mining camp are stratiform with a lenticular geometry and characterized by dominantly pyrite-pyrrhotite-sphalerite-chalcopyrite sulphides ±magnetite.

There is no mineralized occurrence documented on the West Wind property. The Perseverance deposit is located approximately at 6 km east from the West Wind property. The Perseverance deposit comprises three separate and distinct Archean-age polymetallic volcanogenic massive sulphide lenses (Perseverance, Equinox and Perseverance West) (Arnold, 2002). The total Measured and Indicated mineral resources estimated for the Perseverance deposits are: 5,119,866 tonnes grading 15.82% Zn, 1.24% Cu, 29.37 g/t Ag and 0.38 g/t Au (Arnold, 2002).

The base metals potential of the West Wind property is based on the following geological features:

- Presence of the Watson Lake rhyolite (and probably Key Tuffite) below the Wabassee basalts in the West Wind area at depth (based on Xstrata-Donner geological model);
- New and other favourable marker horizons within the Wabassee basalts (upper level, closer to surface in the West Wind area; based on Xstrata-Donner drilling results);
- Six (6) airborne magnetic anomalies adjacent to interpreted faults located within the property (based on Noranda regional survey, 1999). Anomalies having similar shape to the Perseverance anomaly.

InnovExplo recommends therefore a major exploration program on the West Wind property. InnovExplo stated that the character of the property is of sufficient merit to justify the recommended program.

The recommended exploration program has been divided into two (2) phases. The second phase of the program is conditional to the success of the first phase. Phase 1 has been estimated at $815,350 and Phase 2 at $1,850,350, totalizing $2,665,700.

InnovExplo recommends a 4,400-m drilling campaign in the first phase of the program with two main objectives:

(i) test the Wabassee / Watson Lake contact (Key Tuffite) at depth and other potential horizons located at upper levels with two (2) drill holes (1,200m each) in the eastern and western parts of West Wind property where magnetic anomalies "C" and "E" are located;

(ii) test other magnetic anomalies ("A", "B", "D" and "F" anomalies) with shorter drill holes (400m to 500m each).

In Phase 1, InnovExplo recommends detailed whole-rock geochemistry sampling (each 30m systematically along the drill hole) and borehole geophysics surveys (Pulse-EM or InfiniTEM surveys) in each drill holes. Phase 2 consists of a provision of 10,000m of drilling for follow-up on results from Phase 1.

2.0 INTRODUCTION AND TERMS OF REFERENCE *(Item 4)*

InnovExplo Inc. ("InnovExplo") was mandated in March 2007 by Jean-Claude Dentinger, representative of HE-5 Resources Corporation ("M45" or "the issuer"), to complete an evaluation of the project and a Technical Report ("the report") in compliance with Regulation 43-101 and Form 43-101F1 on the West Wind property ("the property") situated in Matagami, Québec, Canada. The issuer, M45 Mining Resources Inc. is an American mining exploration company and is dually quoted on the Pink Sheets Stock Exchange and OTC Bulletin Board (Other OTC BB:MRES.OB). InnovExplo is an independent Consulting Firm in Mines and Exploration based in Val-d'Or (Québec).

The report was prepared for the purpose of an exploration program planned on its West Wind property located in the Matagami mining district and presenting results from geological review of the project.

InnovExplo has reviewed data provided by the issuer and/or by its agents. InnovExplo has also reviewed other information sources such as government database for mining titles status and assessment works.

The main author, Bruno Turcotte, M.Sc., P.Geo. (OGQ no.453), completed the report and reviewed previous surveys, data and all relevant information that were judged adequate and reliable. The report was prepared under the supervision of Alain Carrier, M.Sc., P.Geo. (OGQ no.281). The authors, Bruno Turcotte, M.Sc., P.Geo., and Alain Carrier, M.Sc., P.Geo., are Qualified and Independent Persons as defined by Regulation 43-101. InnovExplo's technical support was provided by Marcel Naud and editing by Thérèse Vincent.

Bruno Turcotte and Pierre E. Gauthier, both from InnovExplo, carried out a site visit on the West Wind property on April 26, 2007. The authors have a good knowledge of base metals and volcanogenic massive sulphide deposit exploration model which is the main target on the property.

InnovExplo conducted a review and appraisal of the information used in the preparation of its report, and believes the information included in the preparation of the report as well as in its conclusions and recommendations is valid and appropriate considering the status of the project and the purpose for which the report is prepared. The authors have fully researched and documented the conclusions and recommendations made in this report.

3.0 RELIANCE ON OTHER EXPERTS (Item 5)

The authors, Qualified and Independent Persons as defined by Regulation 43-101, were mandated by the issuer to study technical documentation, to visit the property and to recommend a work program if warranted. The authors reviewed the mining titles, status and agreements and technical data supplied to it by the issuer (or its agents) and other public technical information sources.

The mining titles documentation and present status of the property titles were supplied by Jean-Claude Dentinger, representative of M45 Mining Resources Inc. Claim status for HE-5 Resources Corporation mining titles was also provided by Jean-Claude Dentinger. InnovExplo is not qualified to express legal opinion with respect to the property titles and current ownership and possible encumbrance status.

Many geological and technical reports on the property were prepared before the implantation of National Instrument 43-101 in 2001 and Regulation 43-101 in 2005. The authors of such reports appear to be Qualified and the information was prepared to standards acceptable to the exploration community at the time. In some cases, the data is incomplete and does not fully meet the present requirements of Regulation 43-101. Therefore, the authors do not take the responsibility for the information provided from such sources but have no reason to infer that the information used in the preparation of the report is invalid or contains misrepresentations.

The authors believe the information included in the preparation of the report and in its conclusions and recommendations is valid and appropriate considering the status of the project and the purpose for which the report is prepared. The project technical data is judged to be appropriate for a reasonable progressive economic mineral evaluation of the project.

The authors, by virtue of their technical review of the project exploration potential, affirm the work program and recommendations in accordance with Regulation 43-101 and CIM technical standards.

4.0 PROPERTY DESCRIPTION AND LOCATION *(Item 6)*

4.1 Location

The West Wind property is located 17 km west of the town of Matagami, Québec, in NTS map sheets 32F/12 and 32F/13. The project is located in Cavelier and Daniel Townships approximately 250 km north of the town of Val-d'Or, Québec (Figure 4.1). The approximate geographic centre of the studied area is at longitude 293,589mE and latitude 5,512,924mN (UTM coordinate, NAD83, Zone 18).

4.2 Claim Status

Claim status was supplied by Jean-Claude Dentinger, representative of M45 Mining Resources Inc., and verified using GESTIM, the Québec government claims management system from the "Ministère des Ressources Naturelles, de la Faune et des Parcs", accessible through the internet at the following address: " http://gestim.mines.gouv.qc.ca ".

The West Wind property owned by M45 Mining Resources Inc. (formerly known as Quantitative Method Corporation) represents an area of 1,368.35 hectares (61 claims; purple outline in Figure 4.2). In GESTIM, sixty-one (61) mining titles (51 claims for 811.19 hectares and 10 cells for 557.16 hectares totalling 1368.35 hectares) are registered 100% to Quantitative Methods Corporation. According to Jean-Claude Dentinger, representative of M45 Mining Resources Inc., all these mining titles are without any royalties attached.

On the West Wind property, thirty-two (39) other mining titles (15 cells for 835.5 hectares and 24 claims for 363.37 hectares totalling 1198.87 hectares) are owned HE-5 Resources Corporation. In GESTIM, thirty-two (32) mining titles (24 claims for 363.37 hectares and 8 cells for 445.6 hectares totalling 808.97 hectares) are registered 100% to Ressources Minières Andreane inc. and seven (7) cells (389.9 hectares) are currently registered 100% to Marcel Roy. According to Jean-Claude Dentinger, also representative of HE-5 Resources Corporation, all these mining titles are presently under transfer to HE-5 Resources Corporation without any royalties attached. HE-5 Resources Corporation mining titles are illustrated with a grey outline in Figure 4.2.

There is no known land claim or ownership dispute with the West Wind property. It should be noted that the West Wind property has two owners (HE-5 Resources Corporation and M45 Mining Resources Inc). According to Jean-Claude Dentinger, also representative of M45 Mining Resources Inc, exploration programs on the West Wind property may be jointly conducted with M45 Mining Resources Inc.

The entire West Wind property (M45 Mining Resources Inc and HE-5 Resources Corporation) represents an area of 2,567.22 hectares (one hundred (100) mining titles). Ninety-four (94) mining titles are contiguous and cover a surface area of 2,242.96 hectares. Six (6) mining titles are isolated from the main group of claims and represent an area of 324.26 hectares (Figure 4.2). Detailed list of mining titles, ownership and their expiration date is provided in Appendix II.

One claim was still pending at the time of this report. The claim indicated by a question mark in Figure 4.2 is currently not registered to anyone. According to Jean-Claude Dentinger, this could be a mistake in the GESTIM database. The Ministry of Natural Resources will state in a near future about the status and ownership of that claim.

4.3 Environment

Minor constraints to exploration works are specified on GESTIM map on the property. These constraints are related to potential hydroelectric development of the Soscumica-Matagami reservoir by Hydro-Quebec (order 241-86 in effect since March 26, 1986).

Hydro-Quebec has reserved land portion, including the Matagami town, in the event of development and utilisation of water power along the Allard River (Figure 4.2).

Mining exploration is allowed on those reserved lands under specific conditions since there is still no hydroelectric development project announced by Hydro-Quebec in the Soscumica-Matagami reservoir.


WEST WING PROJECT
LOCATION MAP
N
Schefferville
Goose Bay
West Wing
Matagami
Lebel-sur-Quévillon
VAL D'OR
Sept-Îles
QUEBEC
Charlottetown
Fredericton
Saint John
Halifax
Ottawa
MONTREAL
United States
June 07th, 2007
0 100 200
Km

Figure 4.1 – Province of Québec location map


Claims owned by HE-5 Resources Corporation
Claims owned by M45 Mining Resources Inc.
Minor mining restriction. The mining exploration is allowed under specific conditions (Possibility of hydroelectric development area by Hydro-Quebec)
Claim Map - West Wind Property
Projection: UTM NAD83 Zone 18
Daniel Township
Cavelier Township
Allard River
kilometers
0
1
2

Figure 4.2 – Claim Map – West Wind Property

5.0 ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY *(Item 7)*

The town of Matagami was founded in 1963 and is located approximately 250 km north of Val-d'Or. It originated with the development of mining area. It is of one of the last Canadian mining boomtowns, carved from the wilderness during early 1960's following the discovery of Mattagami Lake orebody in 1957. Mining is the mainstay of the local economy, and has taken place, almost uninterrupted, since 1963. Matagami holds quality manpower and is a place where firms can hire reliable, qualified and experienced staff. Electric power is assumed by Hydro-Quebec. There is ample supply of water for processing. Water can be sourced from the rivers or lakes.

The West Wind property is accessible via the all-weather paved airport road which forks northwest from the junction with Provincial Highway 109, located approximately 10 km south-west of the town of Matagami. Access to the West Wind property is afforded by several bush roads. Matagami has a municipal airport, which can be accessed by charter aircraft. The nearest airport with scheduled flights from Montréal is at Val-d'Or or Rouyn-Noranda.

The property West Wind is adjacent to the Perseverance zinc deposit discovered in 2000 and owned by Xstrata zinc. Xstrata also owned the Lac Mattagami milling facilities which are located approximately 12 km south-east of the West Wind Property.

The Matagami area is generally flat with minor local relief. However, subsurface topography is variable and local troughs have been filled with glacial till and lacustrine sediments. Pleistocene clays capping the Quaternary sequence afford little permeability, therefore the region is poorly drained and quite swampy. The Allard River goes through the West Wind property.

Boreal forest comprising largely of black spruce, balsam fir, tamarack, birch and poplar dominates the landscape. Peat bogs characterize the more swampy areas. The forest surrounding the property was exploited in the past and now mainly juvenile second growth.

Matagami has a nordic climate that is characterized by 4 distinct seasons including a long winter. Temperature extremes (-45°C to +35°C) and moderate to high precipitation are typical. Work can be carried out year-round; however, the winter months are best for exploration work, particularly for drilling program and ground geophysics. Lake ice begins to form at late October and melts in late May.

6.0 HISTORY *(Item 8)*

The first significant discoveries in the Matagami mining camp were made in the late 1950's as a result of following up early airborne and electromagnetic surveys (AEM). May to July 1956, a AEM survey with ¼ mile line spacing and 500 feet elevation was conducted in the Matagami area (Gingerich and Allard, 2001). In January 1957, ground EM and magnetic surveys were performed on the AEM anomalies. June 4, 1957, a diamond drill hole intersected 200 feet of massive sulphides including 8.99% Zn and 0.83% Cu over 88.5 feet and resulted to the discovery of Mattagami Lake mine (25.64 Mt at 8.20% Zn and 0.56% Cu). The discovery of Mattagami Lake led to a period of intensive exploration and several discoveries in the early 1960's (Figure 6.1).

The Early Matagami Success

Discovery	Year	Method
Mattagami	1957	AEM (VLEM, Magnetics)
Bell Allard south	1957	*DDH, Magnetics?*
Garon Lake	1957	AEM (HLEM,Magnetics)
New Hosco	1958	Amag, HLEM
Orchan	1958	AEM (VLEM, Magnetics)
Radiore (Norita)	1959	HLEM, Magnetics
Radiore 2	1961	Ground EM

Area covered by 30-100' of overburden, few outcrops
Exploration approach - Airborne EM/Mag, ground follow-up

Figure 6.1 – Discoveries in the Matagami mining camp and associated geophysical methods in the early 1960's (from Gingerich and Allard, 2001).

Since 1961, there is no new reserve added to the Matagami mining camp in spite of extensive HLEM/Mag surveys and diamond drill holes performed in the sector. In 1979, Noranda inc. opened an exploration office dedicated to the Matagami mining camp. Four new discoveries were made by Noranda inc. (Isle-Dieu, 1985; Norita East, 1985; Orchan West, 1991; Bell-Allard, 1993; Perseverance, 2000).

Few exploration works have taken place on the West Wind property. Prior works were mainly conducted in the late 1950's. These works were resumed in the following table. No significant result of exploration works was reported in the past on the West Wind property.

Table 6.1 – Review of the exploration works history on the West Wind property

Year	Company	Work description	Results	West Wind property Area	Reference
1958	Rockwin Mines LTD	Magnetic, electromagnetic and resistivity surveys	No significant result	Claims 5246861 to 5246864	GM 07523
1958	Cross Canada Explorations Limited	Geological and Geophysical Study	No significant result	Cells 2049415 and 2049417	GM 06379
1958	International Ranwick LTD and Min Ore mines LTD	Electromagnetic and magnetic surveys	No significant result	Cells 30462 to 30465	GM 07276
1958	Lyndhurst Mining Co LTD	Two (2) diamond drill holes	No significant result	One diamond drill hole on the cell 30481	GM 07537
1958	Allard Bay Mines LTD and Dransfield Group	Electromagnetic and magnetic surveys	No significant result	North-East part of the property	GM 08688
1958	Conwest Exploration Co LTD and Allard Bay Mines LTD	Four (4) diamond drill holes	No significant result	North-East part of the property	GM 08607
1958	Conwest Exploration Co LTD	Electromagnetic survey	No significant result	North-East part of the property	GM 08644-A
1958	Radiore Uranium	Electromagnetic survey	No significant result	Cells 2024289 to 2024295 and 2061001	GM 06774
1959	Newmont Mining Corp. of Canada LTD and Conwest Exploration Co LTD	Airborne magnetic and electromagnetic surveys	No significant result	North-East part of the property	GM 08852
1959	Newmont Mining Corp. of Canada LTD and Conwest Exploration Co LTD	Magnetic and electromagnetic survey	No significant result	North-East part of the property	GM 08680
1963	Noranda Exploration Co LTD	Electromagnetic survey	No significant result	Claims 5246861 to 5246864	GM 13285
1986	Newmont Exploration of Canada LTD	Airborne electromagnetic survey	No significant result	Cells 30466, 30467, 2049415 and 2049417	GM 44346
1987	Newmont Exploration of Canada LTD	Overburden drilling and sampling for gold	Gold grains observed in till and Gold till anomalies	Cells 30466, 30467, 2049415 and 2049417	GM 45968
1987	R. G. Smith Claims	Sampling of basal till and sampling for gold, copper and zinc	No significant result	South-East part of the property and cells 30463 and 30465	GM 45216
1991	Garde Mining Exploration Co LTD	Electromagnetic survey	No significant result	Cells 30462 to 30465	GM 51258
1992	Garde Mining Exploration Co LTD	Magnetic and I. P. surveys	No significant result	Cells 30462 to 30465	GM 51557

7.0 GEOLOGICAL SETTING *(Item 9)*

7.1 Regional Geological Setting

The West Wind property is located within the northernmost volcanic sequence of the Abitibi greenstone belt (Figure 7.1). The Abitibi greenstone belt comprises a complex association of volcano-sedimentary assemblages and adjacent plutonic – gneissic terranes that underlie an area approximately 700 km by 300 km in the south-eastern Archean Superior Province (Mueller and Donaldson, 1992). The Abitibi greenstone belt was first subdivided into a northern and a southern volcanic zone separated by a broad axial zone (Goodwin and Ridler, 1970). Dimroth and al. (1982) afterwards divided the Abitibi belt into the northern internal zone and southern external zone because they recognized fundamental differences in stratigraphic thickness and abundance in rock types. The Abitibi greenstone belt was after subdivided by Ludden and al. (1986) into a Northern volcanic zone, a Central granite-gneiss zone and a Southern volcanic zone. Finally, the Abitibi Subprovince has been formally divided into a Northern Volcanic Zone, including the entire northern part of the Abitibi Subprovince, and a Southern Volcanic Zone on the basis of distinct volcano-sedimentary successions, related plutonic suites, and precise U-Pb age determination (Chown and al. 1992). The separation between the Northern Volcanic Zone and Southern Volcanic Zone is the Destor-Porcupine-Manneville tectonic zone (Chown and al. 1992). The Destor-Porcupine-Manneville tectonic zone is defined as a collision zone between two volcanic arcs (Mueller and al. 1996).


Opatica Subprovince
Abitibi Subprovince
Northern Volcanic Zone
Polycyclic
Monocyclic
Southern Volcanic Zone
Pontiac Subprovince
80°
78°
76°
74°
50°
49°
48°
4
3
2
1
BC
Matagami
Ol
BRC
Wa
Re
Lp
Chibougamau
DLC
Op
Ba
Cb
Mu
Su
Ma
Mi
Fr
He
Quévillon
Ab
La Sarre
Pa
Ta
Be
Amos
Mg
Fv
Rouyn-Noranda
La
Senneterre
Pontiac Sediments
Val-d'Or
Grenville Front
N
CANADA
U.S.A.
Proterozoic rocks
Granitoid rocks
Stratiform intrusion
Sedimentary cycle 2
Polycyclic volcanic segment
Sedimentary cycle 1
Monocyclic volcanic segment
0 25 50 75 100 km

Figure 7.1 – Subdivisions of the Abitibi Subprovince (From Chown et al. 1992).

The Northern Volcanic Zone is characterized by sub-aqueous basalts, central volcanic complexes that are cored by first generation of plutons, and linear east-trending sedimentary basins. Differing volcano-sedimentary and stratigraphic relationships within the Northern Volcanic Zone allow it to be subdivided into two segments, the Monocyclic Volcanic Segment and the Polycyclic Volcanic Segment (Chown and al. 1992). These subdivisions of the Northern Volcanic Zone are founded on the identification of mafic-felsic volcanic cycles and their association with sedimentary assemblages. The Monocyclic Volcanic segment is composed of an extensive sub-aqueous basalt plain with scattered felsic volcanic complexes (2730 – 2755 Ma), interstratified with or overlain by linear volcanoclastic sedimentary basins. In contrast with Monocyclic Volcanic Segment, the Polycyclic Volcanic Segment shows the formation of a second mafic-felsic prior the sedimentary to the development of a sedimentary cycle (Figure 7.2)


Polycyclic Volcanic Segment
km
Sedimentary cycle 2
Volcanic cycle 2
Volcanic cycle 1
Linear sedimentary basin
Epiclastic and volcaniclastic sediments, locally interstratified with shoshonitic lava flows
Epiclastic sediments with abundant plutonic detritus (absence of iron-formation)
Unconformity
Felsic centre formed on emerging shield volcanoes
Subaqueous basalt plain with development of shield volcanoes
Subaqueous felsic volcanic centre
Subaqueous basalt plain (ocean floor)
Tonalitic gneiss and synvolcanic plutons
Monocyclic Volcanic Segment
km
Volcanic cycle 1
Sedimentary cycle 1
Linear sedimentary basin
Volcaniclastic sediments, iron-formation and minor pyroclastites, absence of plutonic detritus
Mafic-felsic volcanic centre (basalts, felsic lavas, pyroclastites, volcaniclastic sediments)
Subaqueous basalt plain (ocean floor)
Massive, brecciated, and pillowed basalts, gabbro sills
Tonalitic gneiss and synvolcanic plutons

Figure 7.2 – Stratigraphic successions in the Northern Volcanic Zone (From Chown et al. 1992).

7.2 Local Geological Setting

The geological units from the West Wind property belong to Polycyclic Volcanic Segment of the Northern Volcanic Zone, adjacent to the Matagami mining camp (Figure 7.3). The Matagami mining camp is a significant base metal producer in the northern Abitibi greenstone belt. This prolific mining camp is known for high-grade Zn-Cu massive sulphide deposits. Sharpe (1968) mapped the entire Matagami area and defined the volcano-stratigraphic divisions still in use today. Geologic interpretations are based on data from drill core and a few scattered outcrops, as well as underground mapping around massive sulphide deposits (Piché et al. 1993). The geology of the Matagami mining camp is characterized by the following general features. The volcanic rocks have undergone mainly greenschist facies metamorphism and are folded by the Galinée anticline, which is a broad, regional-scale, west-dipping, and east-west-trending structure. The volcanic rocks were all subaqueously deposited. The basal Watson Lake Group consists of predominantly felsic lavas whereas the overlying Wabassee Group consists of mafic lavas (Sharpe, 1968). The lower part of the Watson Lake Group is cut by the River Bell Complex, a layered gabbroic intrusion that occupies the core of the Galinée anticline. The rocks of Matagami area were later intruded by the Lac Olga granodiorite pluton, small alkalic plugs, and Proterozoic northeast-trending diabase dikes. One diabase dike is reported on the West Wind property.

The Watson Lake Group consists of: (1) a poorly exposed dacitic lava unit with a minimum thickness of 500 m; (2) a 1,500-m thick quartz porphyritic rhyodacite unit consisting of massive, lobate, and brecciated lavas flows; and (3) a 1-m thick tuffaceous exhalite unit which hosts the massive sulphides deposits and which has been named the Key Tuffite (Piché et al. 1993). The Key Tuffite is composed of chert, sulfides, and very fine grained felsic tuff and contains an average of 1.4% Zn, 0.1% Cu and anomalous Pb, Co, Ni and Cr (Davidson, 1997). It lies at the contact of the Watson Lake Group and overlying Wabassee Group rocks. The Key Tuffite can be traced over 30 kilometres on the south flank of the Galinée anticline (Beaudry and Gaucher, 1986). The Key Tuffite has been recognized as an indicator of massive sulphide mineralisation in the Matagami mining camp (Liaghat and MacLean, 1992).

Beaudry and Gaucher (1986) subdivided the Wabasse Group basalt into two units termed the "Allard unit" (a pale green andesite) and the "Bell unit" (a dark green basalt). In the southeast part of the south flank of the Galinée anticline, the Wabassee Group consists mainly of a greyish-green pillowed and massive basaltic lavas, termed the Véract unit. The lower 500 m of the group contains several tuffaceous exhalite units similar to the Key Tuffite but barren of economically viable sulfides (Piché et al. 1993). The Wabassee Group is of unknown thickness since its upper part is fault bounded. Toward the nose of Galinée, the Véract unit basalt pinches out. In this area, the Allard unit comprises most of Wabassee Group stratigraphic sequence. The West Wind property is almost covered by the Allard unit. The "Bell unit" is present above the New Hosco tuff and, its thickness increases toward the east.

The volcanic rocks of Matagami mining camp were long assumed to be folded into an open, gently north-west plunging structure known in literature as Galinée anticline (Sharpe, 1968). The two limbs are known as the north and south flanks, respectively. Rocks of the south flank are weakly deformed, metamorphosed and dip approximately to the southwest (Piché et al. 1993). On the north flank, the stratigraphy is sub-vertical, moderately to strongly metamorphosed from greenschist facies in west, increasing to middle amphibole facies east to Bell river (Beaudry and Gaucher, 1986; Piché et al., 1993).

The north flank stratigraphy has been segmented into a number of distinct lozenge-shaped domains separated by coalescing deformation zones (Piché et al. 1993). The east-west trending high strain corridor is known as the Garon Lake high stain zone (Figure 7.4). This high strain zone is composed of a series of anastomosing east-west and northwest-trending shears (Piché et al. 1993). Rocks of Matagami mining camp, especially those found on the south flank, tend to be heterogeneous and confined to narrow ductile-brittle shear zones (Arnold, 2002). No penetrative fabric is apparent in rocks outside the influence of the major fault zones, deformation corridors and VMS alteration zones.

On the south flank, the Daniel thrust fault (Figures 7.3 and 7.4), a family of north-west trending, moderately to steeply north-east dipping structures, has overthrusted the south flank stratigraphy and Bell River complex over Wabassee Group (Piché et al. 1993). Estimates of vertical displacements are variable, but may range in excess of 1,000 meters across the structure, and Magnetometer data also suggests a sinistral strike-slip component along the fault (Arnold, 2002).


North Flank
New-Hosco
Norita
Norita East
Garon Lake
Town of Matagami
Perseverance
Daniel fault
Isle-Dieu
Mattagami Lake
Galinée anticline
Orchan
Bell Allard
Bell Allard South
West Wind Property
109
South Flank
N
Matagami
Montréal
Québec
0 200 km
0 5 10
kilometres
Gabbro
Watson Lake Rhyolite
Wabassee Basalt
Andesite
Sediments
Granite
Peridotite
Diabase
Sulphides
Tuff
Closed Zn-Cu mine
Zn-Cu Project
Regional fault

Figure 7.3 – Local Geology Map – West Wind Property. Adapted and modified from Gingerich and Allard, 2001


LGHSZ
Galinée anticline
Basalt, andesite
New Hosco tuff
Dumagami rhyolite
Rhyolite
Dacite
Bell River Complex
0
2 km
Daniel fault
S
Erosion Surface
N

Figure 7.4 – Schematic cross-section of the Galinée anticline showing the Lac Garon high strain zone (LGHSZ) and the Daniel fault (From Piché et al. 1993).

8.0 DEPOSIT TYPES *(Item 10)*

The exploration target sought on the West Wind property is an Archean volcanogenic massive sulphide (VMS) deposit. The Matagami mining camp is an important base metal producer in the northern Abitibi greenstone belt. All orebodies in the Matagami mining camp are zinc-rich VMS deposits.

VMS deposits typically occur as lenses of polymetallic massive sulphide that form at or near the seafloor in submarine volcanic environments. They form from metal-enriched fluids associated with seafloor hydrothermal convection (Galley and al. 2005). Their immediate host rocks can be either volcanic or sedimentary. VMS deposits are major sources of zinc, copper, lead, silver and gold. Because of their polymetallic content, volcanogenic massive sulphide continue to be one of the best deposit types for security against fluctuating prices of different metals.

Most VMS deposits have two components (Figure 8.1). There is typically a mound-shaped to tabular, stratabound body composed principally of massive (>40%) sulphide, quartz and subordinate phyllosilicates and iron oxide minerals and altered silicate wallrock. These stratabound bodies are typically underlain by discordant to semi concordant stockwork veins systems or "pipes", are enveloped in distinctive alteration halos, which may extend into the hanging-wall strata above the VMS deposit. The most common feature among all types of volcanogenic massive sulphide deposits is that they are formed in extensional tectonic settings, including both oceanic seafloor spreading and arc environments. VMS deposits that are still preserved in the geological record formed mainly in oceanic and continental nascent-arc, rifted arc and back arc setting (Allen et al. 2002; Franklin et al. 1998) (Figure 8.2).


100 m
Black Smoker Complex
Collapsed Area
Anhydrite Cone
White Smokers
Debris Apron &
Metalliferous Sediment
Sulfide Talus
Anhydrite
Sealed Zone
Pyrite
Quartz
Zn-rich Marginal Facies
Gradational Contact
Silicified, Pyritic Stockwork
Approx. Limit Of Demagnetized Zone
Chloritized ± Hematized Basalt
Alteration Pipe

Figure 8.1 – Schematic of a classic cross-section of a VMS deposit (from Galley et al. 2005, Hannington et al. 1996).


Failed, or incipient rift
Ocean Island
Ocean Spreading Centre
Nascent Arc
Rifted Arc
Back Arc Spreading Centre
Mature Oceanic Arc
Back Arc
Continental Arc
Back-arc Extension
Ocean crust
Lithosphere
Athenosphere
Arc assemblage
Continental crust
Siliciclastic strata
Fe-formation
Granitoid
Mafic-ultramafic intrusion
VMS deposits
Epithermal Au
Orogenic Au
Porphyry Cu-Au (+ skarns)

Figure 8.2 – Main tectonic setting in which VMS deposits are formed (Galley et al. 2005).

In the idealized evolutionary stages of arc terrane formation, extension of the principal arc assemblage is another common period of volcanogenic massive sulphide deposits formation in oceanic arc settings (Galley et al. 2005). This results in the formation of calderas in which bimodal-mafic extrusive successions predominate. Bimodal mafic-dominated VMS hosting calderas include Archean Noranda (Gibson and Watkinson, 1990) and probably Matagami mining camp. Bimodal mafic host rocks (Figure 8.3) are dominated by effusive volcanic succession and accompanying, large-scale hypabyssal intrusions (Galley et al. 2005). The spatial relationship of VMS deposits to synvolcanic intrusions suggests that the deposits were closely related to particular and coincident hydrologic, topographic, and geothermal features on the ocean floor (Lydon, 1990).

This high temperature sub-seafloor environment tends to support high temperature (>350°C) hydrothermal systems, which in turn can form Cu, Cu-Zn and Zn-Cu-(Pb) VMS deposits with variable Au and Ag contents. A really extensive, 1-5 m thick Fe-rich "exhalites" (Figure 8.3) may mark VMS horizons (Spry et al, 2000; Peter, 2003). Formation of exhalites on a basalt-dominated substrate is commonly accompanied by silicification and/or chloritization of the underlying 200-250 m of strata (Galley et al. 2005). Example of this is observed in Matagami mining camp (Liaghat and MacLean, 1992).


BIMODAL-MAFIC
Avg: 6.3 Mt
Med:113.9 Mt
Cdn. average grade
1.7% Cu
5.1% Zn
0.6% Pb
45g/t Ag
1.4g/t Au
200 m
Lobe-hyaloclastite rhyolite
Pillowed mafic flows
Ser-chl altn
Qtz-chl altn
Chl-sulf altn
Massive mgt-po-cpy
Po-py-cpy stockwork
Sulfidic tuffite/exhalite
Massive py-sph-cpy
Massive py-po–cpy

Figure 8.3 – Graphic representation of a bimodal mafic-dominated VMS deposit (from Galley et al. 2005, Barrie and Hannington 1999).

In the Matagami camp, the VMS deposits located along the south flank of the Galinée anticline from South-Eastern toward North-Western are: Bell Allard South, Bell Allard, Orchan, Lac Mattagami, Isle-Dieu, and Perseverance (Figure 7.3). This high-grade Zinc VMS are located at the same stratigraphic level that the Key Tuffite (Piché et al., 1990; Arnold, 2002). The localisation of Zn-rich VMS deposits is controlled by structure (Piché et al. 1990). Zn-rich VMS deposits are located at intersection of structural lineaments (synvolcanic faults), oriented at NNE and WSW, with vertical dip. The alteration chimneys or pipes, associated to the Zn-rich VMS deposits, are located along these structural lineaments. The structural lineaments can be channel ways of the mineralized fluids (Piché et al. 1990). Alteration zones are parallel with the structural lineaments and have been later sheared. This observation indicated that synvolcanic faults were active during and after the sulphides precipitation (Piché et al. 1990).

Table 8.1 – Matagami mining camp – South flank of the Galinée anticline - Historical Production of the VMS deposits. **Data from Donner Metals Ltd. – Matagami project website**

Deposit	Production	(Mt)	Zn (%)	Cu (%)	Ag (g/t)	Au (g/t)
Mattagami Lake	1963-1988	25,64	8.20	0.56	20.91	0.41
Orchan	1963-1988	4.51	9.84	1.02	37.03	0.51
Bell-Allard South	1968-1970	0.23	9.24	1.14	37.03	0.51
Isle Dieu	1989-1997	3.05	17.85	1.01	76.63	0.46
Bell-Allard	1999-2004	3.59	13.67	1.25	40.55	0.69
Perseverance	Pre-production	5.12	15.82	1.24	29.0	0.38

Note: InnovExplo has not reviewed the data of the historical production in the Matagami mining camp. The tonnages and grades of these VMS deposits are quoted here only for their historic relevance.

The massive sulfides lenses in the Matagami mining camp are stratiform with a lenticular geometry and characterized by dominantly pyrite-pyrrhotite-sphalerite-chalcopyrite sulphides ±Magnetite. Below the massive sulfides lenses, a stockwork or stringer zone of sulphide mineralisation (pyrite-pyrrhotite-chalcopyrite ±magnetite) is present and contains within alteration chimneys. The alteration chimneys and stockwork are discordant in respect with the stratigraphic sequence.

The geophysical signatures associated with VMS deposits are relatively simple. The copper, lead and zinc often occur in highly conductive lenses of massive sulphides. They are ideal electromagnetic (EM) target. Pyrrhotite and magnetite are often associated with these deposits, resulting in a magnetic anomaly. Many regional EM surveys have been flown in Québec for the sole purpose of direct detection of them. Since the mid-1950's a typical VMS deposits exploration program has been initiated with an airborne electromagnetic (AEM) survey and subsequent ground follow-up of targets. In the early years, there were four basic criteria for prioritizing AEM anomalies (Ascough, 1999): (1) The AEM anomaly must be associated with a magnetic anomaly; (2) the AEM anomaly must be highly conductive.; (3) the best AEM anomalies are isolated from formational conductors; (4) the anomaly must be limited in strike length (100 m – 1000 m).

9.0 MINERALIZATION *(Item 11)*

There is no mineralized occurrence documented on the West Wind property. The Perseverance deposit is located approximately at 6 km east from the West Wind property and will be described in the Adjacent Property section (Item 17).

10.0 EXPLORATION *(Item 12)*

No exploration work has been conducted by the issuer. Previous exploration works are described in the History section (Item 8).

11.0 DRILLING *(Item 13)*

No drilling has been done by the issuer. Previous diamond drilling works are described in the History section (Item 8).

12.0 SAMPLING METHOD AND APPROACH *(Item 14)*

There is no review of the sampling method and approach in the historical assessment works. Prior to the Regulation 43-101, it was generally assumed that the provided data was accurate and reproducible.

13.0 SAMPLE PREPARATION, ANALYSES AND SECURITY *(Item15)*

There is no review of the sample preparation, assay procedures and quality control concerning the assay sample in the historical assessment works. Prior to the Regulation 43-101, it was generally assumed that the assays were accurate and reproducible.

14.0 DATA VERIFICATION *(Item 16)*

A field visit was made on the West Wind Property. It was impossible to perform a detailed validation of the historical data because cores from diamond drilling program were not available for sample check.

15.0 ADJACENT PROPERTIES *(Item 17)*

The Matagami mining camp, located east of the West Wind property, hosts ten (10) VMS deposits that were mined, and one (1) VMS deposit at a pre-production stage (Perseverance deposit). Most of the VMS deposits discoveries were made with airborne magnetic and electromagnetic surveys and follow-up on ground surveys with diamond drilling.

The West Wind property is encompassed within Xstrata Zinc / Donner Metals Ltd mining titles. Xstrata Zinc and Donner Metals Ltd are currently under an Option and JV agreement and are actively exploring the area for base metals deposits.

The Perseverance deposit is located 6 km toward east from the West Wind property. This deposit is owned by Xstrata Zinc (Figure 7.3). The Perseverance deposit (Figure 15.1) comprises three separate and distinct Archean-age polymetallic volcanogenic massive sulphide lenses (Perseverance, Equinox and Perseverance West) (Arnold, 2002). The deposits are the north-westernmost discoveries made to date on the south flank of the Galinée anticline in the Matagami mining camp. The total Measured and Indicated mineral resources estimated for the Perseverance deposits are: 5,119,866 tonnes grading 15.82% Zn, 1.24% Cu, 29.37 g/t Ag and 0.38 g/t Au (Arnold, 2002). Like the other VMS deposits in the Matagami mining camp, synvolcanic faults were conduits for hydrothermal mineralization occurring at the interface between Watson Lake and Wabassee formations (Arnold, 2002). Alteration chimneys are present below the massive sulphides lenses. Whole-rock geochemistry is extremely useful for determining the protolith for rocks where the intensity of alteration has completely obliterated primary textures, and has been used extensively for interpretation purposes at Perseverance. The Daniel fault, a regional reverse fault oriented North-East, is an important structural lineament that separates both rocks of Perseverance deposits and rocks of the West Wind property.


N018°
Previously Worked South Flank Stratigraphy
400m Min.Down Drop
Perseverance Graben Structure
Upper Tuffite
29775E
30200E
PER-97
Dumagami Cover
Key Tuffite
Daniel Fault
-400m
Equinox
Perseverance
-800m
300 m
Dumagami Rhyolite
Chloritised Watson Rhyolite
Alteration Pipe (Talc-Chlorite)
Watson Rhyolite
Gabbro
Basalt
Tonalite
Exhalite
Sulphides

Figure 15.1 – Perseverance Schematic Cross-section (From Arnold, 2002).

16.0 MINERAL PROCESSING AND METALLURGICAL TESTING *(Item 18)*

No mineral processing and metallurgical testing has been done on the property.

17.0 MINERAL RESOURCE AND MINERAL RESERVE ESTIMATES *(Item 19)*

No mineral and mineral reserve has been done on the property.

18.0 OTHER RELEVANT DATA AND INFORMATION *(Item 20)*

No other relevant data and information are provided in this technical report.

19.0 INTERPRETATION AND CONCLUSIONS *(Item 21)*

The West Wind property is located on the fringe of the Watson Lake Group which hosts several massive sulphide deposits in the Matagami mining camp. Recent exploration works performed by Donner Metals Ltd and Xstrata Zinc in the Matagami camp illustrated the potential for new discoveries west of that fringe. The revised geological model proposed by Donner Metals Ltd and Xstrata Zinc corresponds to a structural dome bringing the favorable units near surface or at surface (Figure 19.1). Thus, the favourable interface (Key Tuffite) between the Watson Lake Group and the Wabassee Group may be located beneath the Wabassee Group in the West Wind property area.



Perseverance
B
West Wind
Property Sector
Bracemac
A
A
Wabassee
Basalte
B
VMS
Tuffite
Synvolcanic
Fault
Daniel fault
Watson Lake rhyolite

Figure 19.1 – Proposed model with a structural dome **(Adapted and modified from Donner Metals Ltd and Xstata Zinc structural model).**

In January 2007, Donner Metals Ltd and Xstrata Zinc made two (2) new discoveries of zinc and copper bearing massive sulphides on the Bracemac property located on the south flank of the Galinée anticline (Figure 19.1). The best intersections reported by Donner Metals Ltd and Xstrata Zinc in the Bracemac zone are 9.12% Zn and 1.21% Cu over 16 metres (BRC-06-26) and 13.98% Zn and 3.69% Cu over 8.80 metres (BRC-06-27). Whereas, Donner Metals Ltd and Xstrata Zinc reported intersection of 12.13% Zn and 0.70% Cu over 9.30 metres (BRC-07-31) in the Upper Bracemac Zone. The discoveries at Bracemac property was made in two new tuffites horizons: the Upper Tuffite and the Upper Bracemac Tuffite (Figure 19.2). The Upper Tuffite is located in the mafic volcanics of the Wabassee Group at approximately 220 metres

stratigraphically above the Key Tuffite. The Upper Bracemac Tuffite horizon is located in mafic volcanics of the Wabasse group at 310 metres stratigraphically above the Key Tuffite and 90 metres above the Upper Tuffite horizon. The Key Tuffite occurs at the top of the Watson Lake felsic volcanics, the main productive horizon in the Matagami mining camp. No mineralization of economic significance has been intersected in the Key Tuffite at the Bracemac property in the recent drilling program of Donner Metals Ltd and Xstrata Zinc.


Donner – Matagami Option South Flank Section 121 + 00E
12.13% zinc and 0.70% copper over 9.3m
10.08% Zn, 0.49% Cu / over 2.3 m
BRC-95-10
BRC-95.10
Upper Bracemac Zone
(Tuffite)
8.96% Zn, 1.17% Cu / 9.9 m
BRC-07-31
BRC-07-30
BRC-07-28
Bracemac Zone
(Tuffite)
9.83% Zn and 0.98% Cu over 6.90 m
BRC-04-24
Key Tuffite
-200 m
-400 m
Mafic Dyke
Basalt (Wabassee)
Rhyolite (Bracemac)
Key Tuffite
Rhyolite (Lac Watson)
Alteration Pipe & Sul. Stringers
Massive Sulphides
Fault

Figure 19.2 – Cross-section illustrating the potential of stacked tuffite in the Matagami mining camp at the Bracemac property (from Donner Metals Ltd).

Donner Metals Ltd and Xstrata Zinc have clearly demonstrated that there is a good potential for VMS deposits above the Key Tuffite in other marker horizons. It should be noted that most historical exploration effort was focused almost exclusively on the Key Tuffite horizon. The recognition of hangingwall alteration patterns represents a recent addition to deposit pathfinders in the Matagami mining camp. The identification of multiple tuffites horizons higher in the stratigraphy and stacked massive sulphide zones in the mafic volcanics of the Wabassee Group indicates that an excellent potential may exist for VMS deposits discoveries on the West Wind property.

A Megatem Survey have been flown by Noranda inc. in the Matagami mining camp in 1999 (Gingerich and Allard, 2001). One part of this survey covered the entire West Wind property. Six magnetic sub-circular anomalies were identified by InnovExplo and belong to the West Wind property (Figure 19.3). These anomalies looked like the magnetic anomalies linked to the Perseverance deposit (Gingerich and Allard, 2001). These anomalies seem associated with some faults interpreted with the geophysical surveys. These anomalies could be easily tested with a diamond drilling program.


Allard River
Daniel fault
A
B
C
D
E
F
Allard River
0
1
2
kilometers
Claims owned by HE-5 Resources Corporation
Claims owned by M45 Mining Resources Inc.

Figure 19.3 – Airborne magnetometer survey by Noranda inc. (from Gingerich and Allard, 2001) and magnetic anomalies identified by InnovExplo on the West Wind property. The faults were interpreted with the geophysical survey.

In summary, the base metals potential of the West Wind property is based on the following features:

- Presence of the Watson Lake rhyolite (and probably Key Tuffite) below the Wabassee basalts in the West Wind area at depth (Xstrata-Donner geological model);
- New and other favourable marker horizons within the Wabassee basalts (upper level, closer to surface in the West Wind area; based on Xstrata-Donner drilling results);
- Six airborne magnetic anomalies adjacent to interpreted faults located within the property (based on Noranda regional survey, 1999). Anomalies having similar shape to the Perseverance anomaly.

20.0 RECOMMENDATIONS *(Item 22)*

InnovExplo recommends therefore a major exploration program on the West Wind property. InnovExplo stated that the character of the property is of sufficient merit to justify the recommended program.

The West Wind property owned by M45 Mining Resources Inc represents sixty-one (61) claims (purple outline in Figures 4.2 and 19.3). Thirty-nine (39) other mining titles are owned by HE-5 Resources Corporation (grey outline in Figures 4.2 and 19.3). According to Jean-Claude Dentinger, representative of both M45 Mining Resources Inc and HE-5 Resources Corporation, exploration programs on the West Wind property may be jointly conducted with HE-5 Resources Corporation.

The recommended exploration program has been divided into two (2) phases. The second phase of the program is conditional to the success of the first phase. Phase 1 has been estimated at $815,350 and Phase 2 at $1,850,350, totalizing $2,665,700.

The recommended program is described below. Detailed budgets are presented in Tables 20.1 and 20.2.

InnovExplo recommends a 4,400-m drilling campaign in the first phase of the program with two main objectives:

(i) test the Wabassee / Watson Lake contact (Key Tuffite) at depth and other potential horizons located at upper levels with two (2) drill holes (1,200m each) in the eastern and western parts of West Wind property where magnetic anomalies "C" and "E" are located;

(ii) test other magnetic anomalies ("A", "B", "D" and "F" anomalies) with shorter drill holes (400m to 500m each).

In Phase 1, InnovExplo recommends detailed whole-rock geochemistry sampling (each 30m systematically along the drill hole) and borehole geophysics surveys (Pulse-EM or InfiniTEM surveys) in each drill holes.

Phase 2 consists of a provision of 10,000m of drilling for follow-up on results from Phase 1.

Table 20.1 – Phase 1 Exploration program

Phase 1 Exploration program - West Wind property			
Work Program	**Unit**	**CPU**	**Cost**
Geological and logistical preparation, access, permitting	1	15 000 $	15 000 $
Deep diamond drilling (targeting Watson Lake / Wabassee contact (Key Tuffite), 2 drill holes on "C" and "E" anomalies)	2400	145 $	348 000 $
Diamond drilling program on other magnetic anomalies (4 drill holes on "A", "B", "D" and "F" anomalies)	2000	120 $	240 000 $
Whole-rock geochemistry assaying	200	80 $	16 000 $
Borehole geophysics (Electro-magnetic, InfiniTEM)	6	7 500 $	45 000 $
Geochemistry, geophysical and geological studies. Interpretation, target generation, recommendations and reporting.	1	45 000 $	45 000 $
Sub-total			709 000 $
Contingencies (15%)			106 350 $
Total Phase 1			**815 350 $**

Table 20.2 – Phase 2 Exploration program

Phase 2 Exploration program - West Wind property			
Work Program	**Unit**	**CPU**	**Cost**
Geological and logistical preparation, access, permitting	1	15 000 $	15 000 $
Provision for diamond drilling (follow-up on results from phase 1)	10000	145 $	1 450 000 $
Whole-rock geochemistry assaying	300	80 $	24 000 $
Borehole geophysics (Electro-magnetic, InfiniTEM)	10	7 500 $	75 000 $
Geochemistry, geophysical and geological studies. Interpretation, target generation, recommendations and reporting.	1	45 000 $	45 000 $
Sub-total			1 609 000 $
Contingencies (15%)			241 350 $
Total Phase 2			**1 850 350 $**

TOTAL (Phase 1 and 2)	**2 665 700 $**

21.0 REFERENCES *(Item 23)*

Allen, R. L., Weihed, P., and Global VMS Research Team 2002, Global comparisons of volcanic-associated massive sulphide districts, in Blundell, D.J., Neubauer, F, and Von Quadt, A., eds., The timing and Locations of Major Ore Deposits in an Evolving Orogen: Geological Society of London Special Publication 204, p. 13-37.

Acough, G. L. 1999. Geophysical characteristics of volcanogenic massive sulphide deposits. *In* Lowe, C., Thomas, M. D., and Morris, W. A., eds., Geophysics in Mineral Exploration: Fundamentals and Case Histories: Geological Association of Canada, Short Course Notes, v. 14, p. 41-62.

Barrie, C. T. and Hannington, M. D., 1999. Introduction: Classification of VMS deposits based on host rock composition, in Barrie C. T. and Hannington M. D., eds., Volcanic-Associated Massive Sulphide Deposits: Processes and Examples in Modern and Ancient Settings: Reviews in Economic Geology, v.8, p. 2-10.

Beaudry, C., and Gaucher, E. 1986. Cartographie géologique dans la région de Matagami: Québec, Ministère Énergie Ressources rept. MB-86-32, 147 pages.

Chown, E. H. Daigneault, R., Mueller, W., and Mortensen, J. K.. 1992. Tectonic evolution of the Northern Volcanic Zone, Abitibi Belt, Quebec. Canadian Journal of Earth Sciences, v. 29. p.2211-2225.

Davidson, A. J. 1977. Petrology and chemistry of the Key tuffite at Belle Allard, Matagami, Quebec. Unpub. M. Sc. Thesis, Montreal, McGill University, 131 pages.

Dimroth, E., Imrech, L., Rocheleau, R., and Goulet N. 1982. Evolution of the south-central part of the Archean Abitibi Belt, Quebec. Part I. stratigraphy and paleogeographic model; Canadian Journal of Earth Sciences, v. 19, p. 1729-1758.

Franklin, J.M., Hannigton, M. D., Jonasson, I.R., and Barrie C. T., 1998. Arc-related volcanogenic massive sulphide deposits: Proceedings of Short Course on Metallogeny of Volcanic Arcs, January 24-25, Vancouver: British Columbia Geological Survey Open-Files 1998-8, p. N1-N32.

Galley, A., Hannington, M., and Jonasson, I. 2005. Volcanogenic Massive Sulphide Deposits. Geological Survey of Canada. Open File XXXX . Web site of Natural Resources of Canada, http://gsc.nrcan.gc.ca/mindep/ synth_dep/vms/index_e.php, 19 pages.

Goodwin, A.M. and Riddler, R. 1970. The Abitibi orogenic belt; in Symposium on Basins and Geosynclines of the Canadian Shield; Geological Survey of Canada, Paper 70-40, p. 1-24.

Gingerich, J. and Allard, M., 2001. Geophysical Techniques for VMS Exploration in Matagami Camp, Noranda inc., Toronto, Ontario, Canada. Presentation at the Prospectors and Developers Association of Canada convention. March 12, 2001.

Liaghat, S and MacLean, W. H., 1992. The Key Tuffite, Matagami mining district: Origin of the tuff components and mass changes. Exploration Mining Geology, v. 1, No 2, p. 197-207.

Ludden, J. N., Hubert, C., and Gariépy C. 1986. The tectonic evolution of the Abitibi greenstone belt of Canada. Geological magazine, v. 123, p. 153-166.

Lydon, J.W. 1990. Volcanogenic Massive Sulphide Deposits Part 1: A. Descriptive Model; in Robert, R.G. and Sheaahan, P. A., eds., Ore Deposit Models, Geoscience Canada, Reprint Series 3, p. 145-154.

Mueller, W. and Donaldson, J. A. 1992. Development of sedimentary basins in the Archean Abitibi belt, Canada: an overview. Canadian Journal Earth of Sciences, v. 29, p. 2249-2265.

Mueller, W., Daigneault, R., Mortense, J.K., and Chown, E. H., 1996. Archean terranes docking: Upper crust collision tectonics, Abitibi greenstone belt, Quebec, Canada. Tectonophysics, v. 265, p. 127-150.

Peter, 2003. Ancient iron-rich metalliferous sediments (iron formations): their genesis and use in the exploration for stratiform base metal sulphide deposits., with examples from Bathurst Mining Camp, in Lertz, D. R., ed.,Geochemestry of Sediments and Sedimentary Rocks: Secular Evolutionary Considerations to Mineral Deposit-Forming Environments, GEOtext4.: St-John's, Geological Association of Canada, p. 145-173.

Piché, M., Guha, J., Daigneault, R., Sulivan, J. R. et Bouchard, G., 1990. Les gisements volcanogènes du camp minier de Matagami : Structure, stratigraphie et implication métallogéniques. *In* La ceinture polymétallique du Nord-Ouest qubecois. *Édité par* M. Rive, P. Verpaelst, Y. Gagnon, J.-M. Lulin, G. Riverin et A. Simard. Institut canadien des mines, Volome special 43, p. 325-335.

Piché, M., Guha, J., and Daigneault, R., 1993. Stratigraphic and Strutural Aspects of the Volcanic Rocks of the Matagami Mining Camp, Quebec: Implications for The Norita Ore Deposit. Economic Geology, v.. 88, p. 1542-1558.

Sharpe, J. I. 1968. Géologie et gisements de sulfures de la région de Matagami, Comté d'Abitibi-Est, Québec : Québec Ministère Richesse Naturelle Richesses Rap. Géol. 137, 122 pages.

Spry, P. G., Peter, J. M., and Slack, J. F., 2000. Meta-exhalites as exploration guides to ore, in Spry, P. G., Marshall, B., and Vokes, F. M., eds., Metamorphosed and metamorphogenetic ore deposits: Reviews in Economic Geology vol 11, p. 163-301.

22.0 SIGNATURE PAGE *(Item 24)*

TECHNICAL REPORT ON THE WEST WIND PROPERTY
(according to Regulation 43-101 and Form 43-101F1)

Prepared for

M45 Mining Resources Inc.
1212 Redpath Crescent, Suite 401
Montreal (Quebec) H3G 2K1

Bruno Turcotte, M. Sc., P. Geo
InnovExplo inc.
560-B, 3rd Avenue, Val-d'Or,
Québec, Canada, J9P 1S4

Signed at Val-d'Or, on June 8th, 2007

Alain Carrier, M. Sc., P. Geo
InnovExplo inc.
560-B, 3rd Avenue, Val-d'Or,
Québec, Canada, J9P 1S4

Signed at Val-d'Or, on June 8th, 2007

23.0 ADDITIONAL REQUIREMENTS FOR TECHNICAL REPORTS ON DEVELOPMENT PROPERTIES AND PRODUCTION PROPERTIES *(Item 25)*

Not applicable.

CERTIFICATE OF AUTHOR

I, Bruno Turcotte, P.Geo. (OGQ, no. 453) do hereby certify that:

1. I am Consulting Geologist of: InnovExplo Inc, *560-B ième avenue, Val d'Or, Québec, Canada, J9P 1S4.*

2. I graduated with a degree in Bachelor in Geology from the Laval University of Québec in 1995. In addition, I have obtained a Master in Earth Sciences from the Laval University of Québec in 1999.

3. I am a member of the Ordre des Géologues du Québec (OGQ, no. 453) and of the Canadian Institute of Mines, Harricana section.

4. I have worked as a geologist for a total of 10 years since my graduation from university.

5. I have read the definition of "qualified person" set out in Regulation 43-101 ("NI 43-101") and certify that by reason of my education, affiliation with a professional association (as defined in Regulation 43-101) and past relevant work experience, I fulfill the requirements to be a "qualified person" for the purposes of Regulation 43-101.

6. I am responsible for the preparation of the technical report titled "Technical report on the West Wind Property (according to Regulation 43-101 and 43-101F1) " dated June 8th, 2007 (the "Technical Report"). I visited the property within the context of this report on April 26, 2007.

7. I have not involvement with the property that is the subject of the Technical Report.

8. I am not aware of any material fact or material change with respect to the subject matter of the Technical Report that is not reflected in the Technical Report, the omission to disclose which makes the Technical Report misleading.

9. I am independent of the issuer applying all of the tests in section 1.4 of Regulation 43-101.

10. I have read Regulation 43-101 respecting standards of disclosure for mineral projects and Form 43-101F1, and the Technical Report has been prepared in accordance with that regulation and form.

11. [1] I consent to the filing of the Technical Report with any stock exchange and other regulatory authority and any publication by them for regulatory purposes, including electronic publication in the public company files on their websites accessible by the public, of the Technical Report.

Dated, this 8th Day of June, 2007 at Val-d'Or.

Bruno Turcotte, M.Sc., P.Geo., (OGQ no.453)

GÉOLOGUE / GEOLOGIST * BRUNO TURCOTTE # 453 QUÉBEC

[1] If an issuer is using this certificate to accompany a technical report that it will file only with the exchange, then the exchange recommends that this paragraph is included in the certificate.

I, **Alain Carrier**, M.Sc., P.Geo, (OGQ no.281), from Val-d'Or (Québec) do hereby certify that:

1. I am employed by, and carried out this assignment for InnovExplo – Consulting Firm in Mines and Exploration, *560-B 3rd Avenue, Val-d'Or, Québec, Canada*, J9P 1S4.

2. I graduated with a degree in Bachelor in Geology (1992; B.Sc.) and Master in Geology (1994; M.Sc.) from the "Université du Québec à Montréal" (Montréal, Québec). I initiated a Ph.D. at "INRS-Géoressources" (Sainte-Foy, Québec) for which I completed the course program but not the thesis.

3. I am a member of the Ordre des Géologues du Québec (OGQ, no. 281), of the Canadian Institute of Mines, Metallurgy and Petroleum (ICM-CIM, no. 91323) and of the Society of Economic Geologists (SEG, no. 132243).

4. I have been a Consultant in geology since October 2003 for InnovExplo and I have worked as a geologist in mines and exploration programs for a total of 15 years since my graduation from university (Cambior Exploration, Silidor mine, Bouchard-Hébert mine, Sigma-Lamaque mine, South-Malartic Exploration, McWatters Exploration). Before that period, I was also involved in the mining industry as a technician in geology (Francoeur mine, Ministère des Ressources naturelles, Cambior Exploration).

5. I have read the definition of "qualified person" set out in Regulation 43-101 respecting standards of disclosure for mineral projects and certify that by reason of my education, affiliation with a professional association (as defined in Regulation 43-101) and past relevant work experience, I fulfill the requirements to be a "qualified person" for the purposes of Regulation 43-101.

6. I am responsible for the preparation of the technical report titled "Technical report on the West Wind Property (according to Regulation 43-101 and 43-101F1)" dated June 8th, 2007 (the "Technical Report").

7. I never had any prior involvement with the property that is the subject of the Technical Report.

8. I am not aware of any material fact or material change with respect to the subject matter of the Technical Report that is not reflected in the Technical Report, the omission to disclose which makes the Technical Report misleading.

9. I am independent of the issuer applying all of the tests in section 1.4 of Regulation 43-101.

10. I have read Regulation 43-101 respecting standards of disclosure for mineral projects and Form 43-101F1, and the Technical Report has been prepared in accordance with that regulation and form.

11. [1] I consent to the filing of the Technical Report with any stock exchange and other regulatory authority and any publication by them for regulatory purposes, including electronic publication in the public company files on their websites accessible by the public, of the Technical Report.

Dated, this 8th Day of June, 2007 at Val-d'Or

GÉOLOGUE / GEOLOGIST ALAIN CARRIER # 281 QUÉBEC

Alain Carrier, M.Sc., P.Geo., (OGQ no 281)

[1] If an issuer is using this certificate to accompany a technical report that it will file only with the exchange, then the exchange recommends that this paragraph is included in the certificate.

APPENDIX I

UNITS, CONVERSION FACTOR, ABBREVIATION

Units

Units in this report are metric unless otherwise specified. Precious metal content is reported in gram of metal per metric ton (g/t Au or Ag) except otherwise stated. Tonnage figures are dry metric tons unless otherwise stated. The ounces are in Troy ounces.

Abbreviation used

°C	Degrees Celsius	oz	Troy ounces
g	Grams	oz/t	Ounces per short tons
ha	Hectares	g/t	Grams per metric tons
kg	Kilograms	ppb	Part per billion
km	Kilometres	ppm	Part per million
masl	Metres above sea level	st	Short tons
mm	Millimetres	t	Metric tons
'	Feet	$	Canadian dollars

Conversion factors for measurements

Imperial Unit	Multiplied by	Metric Unit
1 inch	25.4	mm
1 foot	0.305	m
1 acre	0.405	ha
1 ounce (troy)	31.103	g
1 pound (avdp)	0.454	kg
1 ton (short)	0.907	t
1 ounce (troy) / t (short)	34.286	g/t